                           SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                     --------------------------------------


File by the Registrant:  [X]
Filed by a Party other than the Registrant:  [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement

[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                           Candela Laser Corporation
          ----------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

                           Candela Laser Corporation
          ----------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (check the appropriate box). Fee of $125 paid with filing of Preliminary Proxy Statement.

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:  Not
                                                                           ---
          Applicable
          ----------
     (2)  Aggregate number of securities to which transactions applies:  Not
                                                                         ---
          Applicable
          ----------
     (3) Per-unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: Not Applicable
                                               --------------
     (4)  Proposed maximum aggregate value of transaction:  Not Applicable
                                                            --------------

[ ] Check box if any part of the fee is offset, as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:  Not Applicable
                                   --------------
     (2)  Form, Schedule, or Registration Statement Number:  Not Applicable
                                                             --------------
     (3)  Filing party:  Not Applicable
                         --------------
     (4)  Date filed:  Not Applicable
                       --------------

                           CANDELA LASER CORPORATION
                             530 BOSTON POST ROAD
                               WAYLAND, MA 01778
                                (508) 358-7400

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                   ----------------------------------------

To the Shareholders:

An Annual Meeting of Shareholders of Candela Laser Corporation, a Delaware corporation, will be held on Thursday, November 16, 1995, at 10:00 a.m., at the Bank of Boston Auditorium, 100 Federal Street, Boston, Massachusetts for the following purposes:

  1. To elect a Board of Directors for the ensuing year.

  2. To consider and act upon a proposal to increase the number of shares available for grant under the Company's 1989 Stock Plan from 750,000 to 1,000,000.

  3. To consider and act upon a proposal to amend the Company's Certificate of Incorporation to increase the authorized shares of common stock, $.01 par value per share, from 15,000,000 shares to 30,000,000 shares.

  4. To consider and act upon a proposal to amend the Company's Certificate of Incorporation to change the name of the Company from Candela Laser Corporation to Candela Corporation.

  5. To consider and act upon a proposal to ratify the selection of the firm of Coopers & Lybrand L.L.P. as independent auditors for the fiscal year ending June 29, 1996.

  6. To transact such other business as may properly come before the meeting and any adjournments thereof.

Shareholders entitled to notice of and to vote at the meeting shall be determined as of September 22, 1995, the record date fixed by the Board of Directors for such purpose.

All shareholders are cordially invited to attend the meeting in person. To ensure your representation at the meeting, however, you are urged to sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the annual meeting. Any shareholder attending the annual meeting may vote in person even if he or she has returned a proxy.

                                          By Order of the Board of Directors,

                                          /s/ Edwin L. Miller, Jr.

                                          Edwin L. Miller, Jr., Secretary

Wayland, Massachusetts
October 13, 1995

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE BY RETURN MAIL.

                                PROXY STATEMENT

                               October 13, 1995

  Proxies in the form enclosed with this Proxy Statement are solicited by the Board of Directors (the "Board") of Candela Laser Corporation (the "Company") for use at the Annual Meeting of Shareholders to be held on Thursday, November 16, 1995, at 10:00 a.m. (the "Meeting"), at the Bank of Boston Auditorium, 100 Federal Street, Boston, Massachusetts.

  Only shareholders of record as of September 22, 1995 (the "Record Date") will be entitled to vote at the Meeting and any adjournments thereof. As of that date, 5,238,807 shares of Common Stock, $.01 par value (the "Common Stock"), of the Company were issued and outstanding.

  The holders of Common Stock are entitled to one vote per share on any proposal presented at the Meeting. Shareholders may vote in person or by proxy. Execution of a proxy will not in any way affect a shareholder's right to attend the Meeting and vote in person. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (1) filing with the Secretary of the Company, before the taking of the vote at the Meeting, a written notice of revocation bearing a later date then the proxy; (2) duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Meeting; or (3) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Candela Laser Corporation; 530 Boston Post Road; Wayland, Massachusetts 01778; Attention:
Secretary, at or before the taking of the vote at the Meeting.

  The persons named as attorneys in the proxies are directors and/or officers of the Company. All properly executed proxies returned in time to be counted at the Meeting will be voted and, with respect to the election of the Board of Directors, will be voted as stated below under "Election of Directors." Any shareholder submitting a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by writing that nominee's name on the space provided on the proxy. In addition to the election of Directors, the shareholders will consider and vote upon proposals to increase the number of shares available for grant under the Company's 1989 Stock Plan (the "1989 Stock Plan") from 750,000 to 1,000,000, to amend the Company's Certificate of Incorporation to increase the authorized shares of Common Stock from 15,000,000 to 30,000,000, to amend the Company's Certificate of Incorporation to change the name of the Company from Candela Laser Corporation to Candela Corporation and to ratify the selection of auditors, all as further described in this Proxy Statement. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specification and will be voted FOR if no specification is made.

  The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to establish a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum. A "non-vote" occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner. Directors are elected by a plurality of the votes cast by shareholders entitled to vote at the Meeting. All other matters being submitted to shareholders require the affirmative vote of the majority of shares present in person or represented by proxy at the Meeting. An automated system administered by the Company's transfer agent tabulates the votes. The vote on each matter submitted to shareholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter and, therefore, with respect to votes on specific proposals, will have the effect of negative votes. Broker "non-votes" are not so included.

  The Board of Directors knows of no other matter to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Company will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

  The Company's Annual Report, containing financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations for the fiscal year ended July 1, 1995, is being mailed contemporaneously with this Proxy Statement to all shareholders entitled to vote. This Proxy Statement and the form of proxy were first mailed to shareholders on or about the date hereof.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of September 22, 1995 by
(i) each person known to the Company who beneficially owns 5% or more of the outstanding shares of its Common Stock, (ii) each director or nominee to become a director of the Company, (iii) each executive officer identified in the Summary Compensation Table and (iv) all directors and executive officers of the Company as a group:

                                       AMOUNT OF BENEFICIAL OWNERSHIP (1)
                                  ---------------------------------------------
         NAME AND ADDRESS OF         NUMBER OF SHARES      PERCENT OF SHARES
          BENEFICIAL OWNER        BENEFICIALLY OWNED (1) BENEFICIALLY OWNED (2)
         -------------------      ---------------------- ----------------------
Gerard E. Puorro(3)..............        116,243                   2.2%
Theodore G. Johnson(4)...........         39,699                     *
Kenneth D. Roberts(5)............         34,000                     *
Douglas W. Scott(6)..............         20,000                     *
Richard J. Cleveland, M.D.(7)....          6,000                     *
Robert E. Dornbush(8)............        290,335                   5.5%
James C. Hsia(9).................         85,718                   1.6%
Kenji Shimizu(10)................         53,750                   1.0%
William B. Kelley(11)............         44,739                     *
Richard J. Olsen(12).............         70,050                   1.3%
Singatronics Asset Holdings
 Private Limited(13).............        870,146                  16.6%
 512 Chai Chee Lane #06-01/06
 Bedok Industrial Estate
 Singapore 16461
The TCW Group, Inc.(14)..........        360,500                   6.9%
 865 South Figuerua Street
 Los Angeles, CA 90017
William D. Whitter, Inc.(15).....        860,400                  16.4%
 153 East 53rd Street
 New York, NY 10022
All Directors and Executive
 Officers as a Group
 (13 Persons)(16)................        795,728                  15.2%

--------
*   Represents less than 1% of the Company's outstanding Common Stock.
(1) Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. The number of shares of Common Stock deemed outstanding includes shares issuable pursuant to options held by the respective person or group which may be exercised within 60 days after the date of this Proxy Statement ("presently exercisable stock options"), as set forth below.
(2) As of September 22, 1995, there were 5,238,807 shares of the Company's Common Stock outstanding. Pursuant to the rules of the Securities and Exchange Commission, presently exercisable stock options held by a person or group are deemed outstanding for the purpose of computing the percentage ownership of such person or group.
(3) Includes 105,000 shares issuable pursuant to presently exercisable stock options.
(4) Includes 25,500 shares issuable pursuant to presently exercisable stock options and 199 shares subject to currently exercisable warrants.
(5) Includes 20,000 shares issuable pursuant to presently exercisable stock options. Excludes 5,000 shares held by trusts for the benefit of Mr. Roberts' children as to which Mr. Roberts disclaims beneficial ownership.

(6) Includes 20,000 shares issuable pursuant to presently exercisable stock options.
(7) Includes 5,000 shares issuable pursuant to presently exercisable stock options.
(8) Includes warrants to purchase 2,000 shares of Common Stock. Excludes 119,885 shares held by Kenan Greg Loomis which by virtue of their expectation that they are likely to act in concert with respect to future transactions in the Company's securities, each of Messrs. Dornbush and Loomis may be deemed to own beneficially the Common Stock and warrants owned by the other. However, each of Messrs. Dornbush and Loomis disclaims voting power and investment power over the securities of the Company owned by the other. Information based on Amendment No. 2 to Schedule 13D, dated September 9, 1992, and Amendment No. 6 to Schedule 13D, dated December 22, 1994 filed with the Securities and Exchange Commission.
(9) Includes 45,546 shares issuable pursuant to presently exercisable stock options.
(10) Includes 51,250 shares issuable pursuant to presently exercisable stock options.
(11) Includes 44,214 shares issuable pursuant to presently exercisable stock options.
(12) Includes 38,939 shares issuable pursuant to presently exercisable stock options.
(13) Includes warrants to purchase 39,142 shares of Common Stock. Information based on Amendment No. 3 to Schedule 13D, dated June 9, 1992 filed with the Securities and Exchange Commission.
(14) Information based on a Schedule 13G which was filed with the Securities and Exchange Commission on February 14, 1995.
(15) Information based on Amendment No. 2 to Schedule 13G which was filed with the Securities and Exchange Commission on September 12, 1995.
(16) Includes 389,949 shares subject to presently exercisable stock options. Also includes warrants to purchase 2,199 shares of Common Stock. See footnotes (2) through (12).

                             ELECTION OF DIRECTORS

  Each Director of the Company is elected to hold office until the next Meeting of shareholders, and until his successor is elected and qualified. Shares represented by all proxies received by the Company and not so marked as to withhold authority to vote for any individual nominee for Director or for all nominees will be voted (unless one or more nominees are unable or unwilling to serve) for the election of the six nominees named below. The Board of Directors knows of no reason why any such nominee should be unable or unwilling to serve, but if such should be the case, proxies will be voted for the election of another person or for fixing the number of Directors at a lesser number. All of the nominees are currently Directors of the Company. Proxies cannot be voted for more than six nominees.

  The nominees for Directors of the Company are as follows:

                 NAME                 AGE                 POSITION
                 ----                 ---                 --------
Gerard E. Puorro.....................  48 President, Chief Executive Officer and
                                           Director
Theodore G. Johnson..................  63 Director
Kenneth D. Roberts...................  62 Chairman of the Board of Directors
Douglas W. Scott.....................  48 Director
Richard J. Cleveland, M.D............  63 Director
Robert E. Dornbush...................  48 Director

  Mr. Puorro was appointed a Director of the Company in September 1991. Mr. Puorro has been President and Chief Executive Officer of the Company since April 1993. From April 1989 until April 1993, Mr. Puorro was Senior Vice President and Chief Financial Officer of the Company. Mr. Puorro was elected Treasurer in April 1991 and Chief Operating Officer in December 1992. Prior to joining the Company and since 1982, he was Vice President and Controller at Massachusetts Computer Corporation, a manufacturer of micro-supercomputers.

  Mr. Johnson has been a Director of the Company since February 1988. From 1983 until 1991, he managed his own venture capital and consulting business, Prelude Management, Inc. Prior to that and for twenty-five years, he was a Vice President at Digital Equipment Company. Mr. Johnson is currently a Director of Kronos, Inc. and a number of private companies. From 1991 through 1994, he was Chairman of Enrollment Collaborative, Inc., a provider of college application services and is currently Chairman of Freemark Communications, Inc., a provider of advertiser-sponsored electronic mail and other on-line services.

  Mr. Roberts has been a Director of the Company since August 1989 and Chairman of the Board of Directors since November 1991. From November 1992 to June 1995, Mr. Roberts was employed on a part-time basis as Vice President and Chief Financial Officer of Foster-Miller, Inc., an engineering services company. Since December 1988, he has been an independent management consultant. From July 1986 to December 1988, Mr. Roberts was Vice President, Treasurer and Chief Financial Officer of Massachusetts Computer Corporation, a manufacturer of micro-supercomputers. Prior to that and for many years, he was Senior Vice President and Treasurer of Dynatech Corporation, a provider of diversified high technology products and services.

  Mr. Scott has been a Director of the Company since September 1991. Since 1985, Mr. Scott has been a partner with Phildius, Kenyon & Scott, a health care consulting and investment firm. Mr. Scott is currently President, Chief Operating Officer, and a Director of Avitar, Inc., a publicly held health care company. Mr. Scott also served as Chief Executive Officer of Avitar from December 1989 through April 1991.

  Dr. Cleveland was appointed a Director of the Company in April 1994. He has been Professor of Surgery at Tufts University School of Medicine since 1972. In 1986, he was appointed the Andrews Professor of Surgery at the same institution. From 1975 to 1993, Dr. Cleveland was Chairman of the Department of Surgery and Surgeon-in-Chief at the New England Medical Center and a member of the staff of several hospitals in the Boston area. He is presently Secretary Treasurer of the American Board of Thoracic Surgery and has held numerous positions in a variety of other professional associations.

  Mr. Dornbush was appointed a Director of the Company in January 1995. He has been a Principal in Co-Development International, a health care consulting firm, since 1992. In that capacity, he served as a materials management consultant for Kaiser Permanente from 1994 through 1995. Prior to that, Mr. Dornbush was President of UNIT Consulting Group. From 1978 through 1991, Mr. Dornbush held the positions of President and Chief Executive Officer at Itel Distribution Systems, Inc. and The Dornbush Group, Inc. Mr. Dornbush also is currently a partner in four real estate entities: Pratezk Partners, Double M Investments, Dorn Associates and Lewis, Wolcott and Dornbush Real Estate, Inc.

BOARD MEETINGS AND COMMITTEES

  The Board of Directors met four times during the fiscal year ended July 1, 1995. Each incumbent Director who served on the Board during fiscal 1995 attended all of the Meetings of the Board and committees of the Board on which he served during that period, except for Messrs. Johnson and Dornbush, who attended less than 75% of such Meetings. The Audit Committee of the Board, of which Mr. Roberts, Mr. Johnson, Dr. Cleveland and Mr. Scott were members during fiscal 1995, reviews all financial functions of the Company, including matters relating to the appointment and activities of the Company's auditors. The Stock Option and Compensation Committee, of which Mr. Roberts, Mr. Johnson, Dr. Cleveland and Mr. Scott were members during fiscal 1995, sets the compensation of the Chief Executive Officer and reviews and approves the compensation arrangements for all other officers of the Company and administers the Company's 1989 Stock Plan. The Audit Committee and the Stock Option and Compensation Committee each met one time during the fiscal year ended July 1, 1995. The Board of Directors does not have a standing nominating committee. In July 1995, the members of the Audit Committee of the Board were changed to Mr. Roberts, Mr. Johnson and Mr. Dornbush and the members of the Stock Option and Compensation Committee were changed to Dr. Cleveland and Mr. Scott.

DIRECTOR COMPENSATION

  Directors who are not employees of the Company receive a fee of $750 per Meeting of the Board of Directors or committee Meeting thereof if held separately. Directors are also reimbursed for out-of-pocket expenses incurred in connection with the performance of their duties as a director.

  On May 10, 1990, the Board of Directors of the Company adopted the 1990 Non-Employee Director Plan, which was approved by the Company's shareholders on November 13, 1990. The 1990 Non-Employee Director Plan provides for the issuance of options for the purchase up to 60,000 shares of the Company's Common Stock. Under this plan, each member the Company's Board of Directors who is neither an employee nor officer of the Company receives a one-time grant of an option to purchase 10,000 shares of Common Stock at an exercise price equal to the fair market value on the date of grant. The options generally become exercisable in equal amounts over a period of four years from the date of grant, expire seven years after the date of grant and are nontransferable. Options for the purchase of 30,000 shares have been granted at an exercise price of $9.25 per share. Upon shareholder approval of the 1993 Non-Employee Director Stock Option Plan, the Board of Directors terminated the granting of options under the 1990 Non-Employee Director Stock Option Plan.

  On June 2, 1993, the Board of Directors of the Company adopted the 1993 Non-Employee Director Stock Option Plan, which was approved by the Company's shareholders on November 18, 1993. The 1993 Non-Employee Director Plan provides for the issuance of options for the purchase up to 80,000 shares of the Company's Common Stock. Under this plan, each member the Company's Board of Directors who is neither an employee nor officer of the Company receives a one-time grant of an option to purchase 10,000 shares of Common Stock at an exercise price equal to the fair market value on the date of grant. The options generally become exercisable in equal amounts over a period of two years from the date of grant, expire ten years after the date of grant and are nontransferable. Options for the purchase of 50,000 shares have been granted at exercise prices ranging from $1.50 to $3.25 per share.

                            EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

  The following table sets forth certain information with respect to the annual and long-term compensation paid or accrued by the Company for services rendered to the Company, in all capacities, for the year ended July 1, 1995 by its Chief Executive Officer (the "CEO"), the four other most highly paid executive officers of the Company and another person who would be among the four most highly compensated executive officers (other than the CEO) but for the fact that such person was not serving as an executive officer of the Company at the end of the last completed year, in each case whose total salary and bonus exceeded $100,000 during the year ended July 1, 1995 (collectively, the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                                 LONG-TERM
                                                               COMPENSATION
                                  ANNUAL COMPENSATION(1)         AWARDS(2)         OTHER
                             -------------------------------- --------------- ---------------
                             FISCAL            OTHER ANNUAL                      ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR  SALARY($) COMPENSATION($) OPTIONS/SARS(#) COMPENSATION($)
---------------------------  ------ --------- --------------- --------------- ---------------
Gerard E. Puorro, .......     1995   205,085       43,125(3)      100,000          2,590(4)
 Chief Executive Officer,     1994   166,904       28,125(3)            0          2,144(4)
 President & Director         1993   163,308       38,750(3)       50,000          2,867(4)
James C. Hsia, Ph.D.,....     1995   127,453          --                0          2,673(5)
 Senior Vice President,
  Research                    1994   127,453          --            3,796          2,412(5)
                              1993   127,184          --           15,000          3,663(5)
Kenji Shimizu,...........     1995   135,011          --           25,000            188(6)
 Executive Vice President     1994   117,338          --                0            163(6)
                              1993   116,896          --           25,000            677(6)
William B. Kelley,.......     1995   135,408          --           20,000          2,119(7)
 Vice President, North
  American                    1994   122,396                        1,514          1,770(7)
 Sales and Service            1993   117,296                       25,000          1,414(7)
Richard J. Olsen,........     1995   116,384          --           20,000          2,028(8)
 Senior Vice President        1994   105,200          --            3,715          2,023(8)
                              1993   105,932          --           10,000          3,856(8)
Robert A. Reeders,.......     1995    15,645      110,667(9)            0          1,250(10)
 Former Vice President,       1994   150,987       15,000(9)       10,000          5,000(10)
 European Operations          1993   143,965       15,000(9)            0         25,737(10)

--------
(1) Excludes perquisites and other personal benefits, the aggregate annual amount of which for each officer was less than the lesser of $50,000 or 10% of the total salary and bonus reported for the named executive officer.
(2) The Company did not grant any restricted stock awards or stock appreciation rights ("SARs") or make any long-term incentive plan payouts during the fiscal years ended July 1, 1995, July 2, 1994 or July 3, 1993.
(3) For fiscal 1995 and 1994, includes $43,125 and $28,125 of debt forgiveness, respectively. For fiscal 1993, includes $38,750 difference between price paid for Common Stock and the fair market value of Common Stock purchased from the Company upon exercise of stock options. Fair market value is based on the closing price of the Company's Common Stock on the Nasdaq National Market on the date of exercise.
(4) For fiscal 1995, includes $1,816 in matching contributions by the Company pursuant to the Company's 401(k) Plan and $714 in life insurance premiums paid by the Company for the benefit of Mr. Puorro. For fiscal 1994, includes $1,523 in matching contributions by the Company pursuant to the Company's 401(k) Plan and $621 in life insurance premiums paid by the Company for the benefit of Mr. Puorro. For fiscal 1993, includes $1,614 in matching contributions by the Company pursuant to the Company's 401(k) Plan and $1,253 in life insurance premiums paid by the Company for the benefit of Mr. Puorro.
(5) For fiscal 1995, includes $1,912 in matching contributions by the Company pursuant to the Company's 401(k) Plan and $761 in life insurance premiums paid by the Company for the benefit of Dr. Hsia. For fiscal 1994, includes $1,745 in matching contributions by the Company pursuant to the Company's 401(k) Plan and $667 in life insurance premiums paid by the Company for the benefit of Dr. Hsia. For fiscal 1993, includes $2,314 in matching contributions by the Company pursuant to the Company's 401(k) Plan and $1,349 in life insurance premiums paid by the Company for the benefit of Dr. Hsia.

(6)  For fiscal 1995, 1994 and 1993, includes $188, $163 and $677, respectively, in life insurance premiums paid by the Company for the benefit of Mr. Shimizu.
(7) For fiscal 1995, includes $2,012 in matching contributions by the Company pursuant to the Company's 401(k) Plan and $107 in life insurance premiums paid by the Company for the benefit of Mr. Kelley. For fiscal 1994, includes $1,675 in matching contributions by the Company pursuant to the Company's 401(k) Plan and $95 in life insurance premiums paid by the Company for the benefit of Mr. Kelley. For fiscal 1993, includes $1,366 in matching contributions by the Company pursuant to the Company's 401(k) Plan and $48 in life insurance premiums paid by the Company for the benefit of Mr. Kelley.
(8) For fiscal 1995, includes $1,182 in matching contributions by the Company pursuant to the Company's 401(k) Plan and $846 in life insurance premiums paid by the Company for the benefit of Mr. Olsen. For fiscal 1994, includes $1,440 in matching contributions by the Company pursuant to the Company's 401(k) Plan and $583 in life insurance premiums paid by the Company for the benefit of Mr. Olsen. For fiscal 1993, includes $1,886 in matching contributions by the Company pursuant to the Company's 401(k) Plan and $1,970 in life insurance premiums paid by the Company for the benefit of Mr. Olsen.
(9) For fiscal 1995, includes severance payments of $108,167 pursuant to Mr. Reeders' severance agreement with the Company and $2,500 of car allowance. Mr. Reeders' employment terminated on August 15, 1994. See "Employment Contracts." Includes $15,000 of car allowance for each of fiscal 1994 and fiscal 1993.
(10) For fiscal 1995, includes $1,250 in life insurance premiums paid by the Company for the benefit of Mr. Reeders. For fiscal 1994, includes $5,000 in life insurance premiums paid by the Company for the benefit of Mr. Reeders. For fiscal 1993, includes $5,000 in life insurance premiums paid by the Company for the benefit of Mr. Reeders and $20,737 paid by the Company's arrangement with Mr. Reeders for his relocation and residence in The Netherlands.

OPTION GRANTS IN THE LAST FISCAL YEAR

  The following table sets forth grants of stock options pursuant to the Company's 1989 Stock Plan during the fiscal year ended July 1, 1995 to the Named Executive Officers listed in the Summary Compensation Table above.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                        INDIVIDUAL GRANTS
                         -------------------------------------------------
                                                                           POTENTIAL REALIZABLE
                                        PERCENT OF                           VALUE AT ASSUMED
                                          TOTAL                               ANNUAL RATES OF
                                       OPTIONS/SARS                             STOCK PRICE
                                        GRANTED TO                           APPRECIATION FOR
                         OPTIONS/SARS   EMPLOYEES   EXERCISE OR             OPTION TERM ($) (1)
                           GRANTED      IN FISCAL   BASE PRICE  EXPIRATION ---------------------
    NAME                     (#)           YEAR      ($/SHARE)     DATE        5%        10%
    ----                 ------------  ------------ ----------- ---------- ---------- ----------
Gerard E. Puorro........   100,000(2)      41.7%       $2.75      8/7/04      172,946    438,279
James C. Hsia, Ph.D.....       --           --           --          --           --         --
Kenji Shimizu...........    25,000(3)      10.4%       $2.75      8/7/04       43,236    109,570
William B. Kelley.......    20,000(3)       8.3%       $2.75      8/7/04       34,589     87,656
Richard J. Olsen........    20,000(3)       8.3%       $2.75      8/7/04       34,589     87,656
Robert A. Reeders.......       --           --           --          --           --         --

--------
(1) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on the Company's Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Company's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.
(2) These options were granted on August 8, 1994, have a term of ten years from the date of grant and become exercisable over a four year period.
(3) These options were granted August 8, 1994, have a term of ten years from the date of grant, become exercisable over a four year period, and qualify as incentive stock options under Section 422 of the Internal Revenue Code.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

  The following table sets forth information with respect to options to purchase the Company's Common Stock granted under the 1987 Stock Option Plan and 1989 Stock Plan including (i) the number of shares purchased upon exercise of options in the most recent fiscal year, (ii) the net value realized upon such exercise, (iii) the number of unexercised options outstanding at July 1, 1995, and (iv) the value of such unexercised options at July 1, 1995:

  AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND JULY 1, 1995 OPTION
                                    VALUES

                                                                NUMBER OF UNEXERCISED
                            SHARES                           OPTIONS AT JULY 1, 1995 (#)
                         ACQUIRED ON                         -------------------------------
          NAME           EXERCISE (#) VALUE REALIZED ($) (1) EXERCISABLE      UNEXERCISABLE
          ----           ------------ ---------------------- -------------    --------------
Gerard E. Puorro........       0                 0                    80,000            100,000
James C. Hsia, Ph.D.....       0                 0                    45,546              6,250
Kenji Shimizu...........       0                 0                    45,000             25,000
William B. Kelley.......       0                 0                    37,464             23,250
Richard J. Olsen........       0                 0                    33,189             20,750
Robert A. Reeders.......       0                 0                         0                  0
                          VALUE OF UNEXERCISED IN-THE-
                                      MONEY
                         OPTIONS AT JULY 1, 1995 ($) (2)
                         ----------------------------------------
          NAME            EXERCISABLE         UNEXERCISABLE
          ----           ------------------- --------------------
Gerard E. Puorro........                   0                    0
James C. Hsia, Ph.D.....                   0                    0
Kenji Shimizu...........                   0                    0
William B. Kelley.......                   0                    0
Richard J. Olsen........                   0                    0
Robert A. Reeders.......                   0                    0

--------
(1) Named Executive Officers will receive cash only if and when they sell the Common Stock issued upon exercise of the options and the amount of cash received by such individuals is dependent on the value of the Company's Common Stock at the time of such sale, if any.
(2) Value is based on the difference between option grant price and the fair market value at 1995 fiscal year-end ($2.00 per share as quoted on the Nasdaq Stock Market at the close of trading on June 30, 1995) multiplied by the number of shares underlying the option.

OPTION REPRICING

  The following table sets forth information concerning the repricing of stock options held by certain executive officers of the Company since June 16, 1986, the date of the Company's initial public offering, including (i) the date of repricing; (ii) the number of shares subject to repricing; (iii) the market price at the time of repricing; (iv) the exercise price prior to repricing;
(v) the new exercise price; and (vi) the original option term remaining at the date of repricing.

                          TEN YEAR OPTION REPRICINGS

                                    NUMBER OF                                                  LENGTH OF
                                    SECURITIES                                               ORIGINAL TERM
                                    UNDERLYING  MARKET PRICE OF                              REMAINING AT
                                   OPTIONS/SARS STOCK AT TIME OF EXERCISE PRICE AT    NEW       DATE OF
                          DATE OF  REPRICED OR    REPRICING OR   TIME OF REPRICING EXERCISE  REPRICING OR
          NAME           REPRICING AMENDED (#)   AMENDMENT ($)   OR AMENDMENT ($)  PRICE ($)   AMENDMENT
          ----           --------- ------------ ---------------- ----------------- --------- -------------
Gerard E. Puorro,.......  7/21/95      5,000         3.1875            5.625        3.1875     3.7 years
 Chief Executive          7/21/95     25,000         3.1875            8.750        3.1875     5.9 years
 Officer,
 President & Director
Kenji Shimizu,..........  7/21/95     20,000         3.1875             5.75        3.1875     1.6 years
 Executive Vice
 President
William B. Kelley,......  8/10/89      1,200          7.375            9.625         7.375     9 years
 Vice President,          7/21/95      7,000         3.1875             8.50        3.1875     6 years
 North American Sales     7/21/95      6,000         3.1875            8.125        3.1875     6.5 years
 and Service              7/21/95      1,514         3.1875             5.50        3.1875     8.4 years
Richard J. Olsen,.......  8/10/89     17,224          7.375             7.75         7.375     8.5 years
 Senior Vice President    7/21/95     17,224(1)      3.1875            7.375        3.1875     2.5 years
                          7/21/95      3,000         3.1875             8.50        3.1875     6 years

--------
(1) In addition to the July 1995 repricing, these options were previously repriced in August 1989.

COMPENSATION COMMITTEE REPORT ON OPTION REPRICING

  On July 21, 1995, the Compensation Committee of the Board (the "Committee") and the Board approved a reduction in exercise price of certain outstanding stock options held by certain employees of the Company to $3.1875 per share, the fair market value of the Company's Common Stock on July 21, 1995. These options were granted between January 31, 1987 and December 16, 1993 at exercise prices ranging from $5.50 to $14.00 per share. All other terms and conditions of these options, including vesting schedules and expiration dates, remained unchanged.

  As set forth in the Company's Stock Option Plans, stock options are intended to provide incentives to the Company's officers and employees. The Committee believes that such equity incentives are a significant factor in the Company's ability to attract, retain and motivate key employees who are critical to the Company's long term success. The Committee believed that, at their original exercise prices, the disparity between the exercise price of these options and recent market prices for the Company's Common Stock did not provide meaningful incentives to the employees holding these options. Inquiries conducted indicated that other companies in the healthcare industry have been confronted with this problem and have made similar adjustments in option prices to motivate their employees. The Committee approved the repricing of these options as a means of ensuring that optionees will continue to have meaningful equity incentives to work toward the success of the Company. The adjustment was deemed by the Committee to be in the best interest of the Company and its shareholders.

                                          KENNETH D. ROBERTS
                                          THEODORE G. JOHNSON
                                          DOUGLAS W. SCOTT
                                          RICHARD J. CLEVELAND, M.D.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Company's executive compensation program is administered by the Stock Option and Compensation Committee of the Board of Directors, which consisted of Messrs. Roberts, Johnson, Scott and Cleveland (the "Compensation Committee") during fiscal 1995. All four members of the Compensation Committee are non-employee directors. Pursuant to the authority delegated by the Board of Directors, the Compensation Committee each year sets the compensation of the Chief Executive Officer and reviews and approves the compensation of all other officers, including approval of annual salaries and bonuses as well as the grant of stock options to officers and employees.

  The goal of the Company is to attract and retain qualified executives in a competitive industry. To achieve this goal, the Compensation Committee applies the philosophy that compensation of executive officers, specifically including that of the Chief Executive Officer and President, should be linked to revenue growth, operating results and earnings per share performance.

  Under the supervision of the Compensation Committee, the Company has developed and implemented compensation policies. The Compensation Committee's executive compensation policies are designed to (i) enhance profitability of the Company and shareholder value, (ii) integrate compensation with the Company's annual and long-term performance goals, (iii) reward corporate performance, (iv) recognize individual initiative, achievement and hard work, and (v) assist the Company in attracting and retaining qualified executive officers. Currently, compensation under the executive compensation program is comprised of cash compensation in the form of annual base salary and long-term incentive compensation in the form of stock options.

  In setting cash compensation for the Chief Executive Officer and reviewing and approving the cash compensation for all other officers, the Compensation Committee reviews salaries annually. The Compensation Committee's policy is to fix base salaries at levels comparable to the amounts paid to senior executives with comparable qualifications, experience and responsibilities at other companies of similar size and engaged in a similar business to that of the Company. In addition, the base salaries take into account the Company's relative performance as compared to comparable companies. The cash compensation program for the Chief Executive

Officer and the President of the Company is designed to reward performance that enhances shareholder value. The compensation package is comprised of base pay and stock options, which is affected by the Company's revenue growth, market share growth, profitability, and growth in earnings per share. Set forth below is a description of the compensation for the Chief Executive Officer and President of the Company for the last fiscal year.

  Mr. Gerard E. Puorro was promoted from Senior Vice President, Chief Operating Officer and Chief Financial Officer to Chief Executive Officer and President in April 1993 without an increase in salary, but with a grant of an option to purchase 50,000 shares of Common Stock and an agreement to forgive a $56,250 loan. Fiscal 1994 was a year of rebuilding the Company and returning it to profitability. During 1994, the Compensation Committee did not increase Mr. Puorro's salary but agreed to provide and forgive a $45,000 loan. See "Certain Transactions." In August 1994, the Compensation Committee and Mr. Puorro agreed on a new employment contract. As part of this agreement, Mr. Puorro's cash compensation was increased to $190,000 per year, a rate the Compensation Committee believes is comparable to the salaries of other Chief Executive Officers in other medical equipment companies, considering the size and rate of profitability of the those companies. Under this agreement, Mr. Puorro is also allowed to offset withholding taxes due on income derived from his loan forgiveness with cash compensation of $3,000 and up to four weeks of accrued vacation. In addition, during fiscal year 1995 Mr. Puorro was granted an option to purchase 100,000 shares of Common Stock.

  The salary compensation for the remaining members of the executive group is based upon their qualifications, experience and responsibilities, as well as the attainment of planned objectives. The Chief Executive Officer and President made recommendations to the Compensation Committee regarding the planned objectives and executive compensation levels. The overall plans and operating performance levels upon which management compensation is based are approved by the Compensation Committee on an annual basis. During fiscal 1995, the Chief Executive Officer and President made recommendations for salary increases for the executive group, and the Compensation Committee granted increases ranging from 0% to 17%. In addition, certain members of the executive group were granted options to purchase shares of Common Stock.

  Currently, the Compensation Committee relies on incentive compensation in the form of stock options to retain and motivate executive officers. In the past, incentive compensation in the form of performance-based bonuses for the Chief Executive Officer and the Company's other executive officers had been paid pursuant to the Company's Management By Objective Bonus Program, which was terminated in fiscal 1993.

  Incentive compensation in the form of stock options is designed to provide long-term incentives to executive officers and other employees, to encourage the executive officers and other employees to remain with the Company and to enable them to develop and maintain a stock ownership position in the Company's Common Stock. The Company's 1987 Stock Option Plan and 1989 Stock Plan, administered by the Compensation Committee, have been used for the granting of stock options. The Board of Directors has terminated the granting of options under the 1987 Stock Option Plan.

  The 1989 Stock Plan permits the Compensation Committee to grant stock options to eligible employees, including executive officers. Options generally become exercisable based upon a vesting schedule tied to years of future service to the Company. The value realizable from exercisable options is dependent upon the extent to which the Company's performance is reflected in the market price of the Company's Common Stock at any particular point in time. Equity compensation in the form of stock options is designed to provide long-term incentives to executive officers and other employees. The Compensation Committee has granted options in order to motivate these employees to maximize shareholder value. Generally, options granted to officers and employees vest over 2 or 4 years and expire after a 10-year period. In addition, the Compensation Committee has a practice of awarding stock options at not less than the fair market value at the date of grant. As a result of this policy, executives and other employees are rewarded economically only to the extent that the shareholders also benefit through appreciation in the market.

  Options granted to employees are based on such factors as individual initiative, achievement and performance. In making grants to executives, the Compensation Committee evaluates each officer's total equity compensation package. The Compensation Committee generally reviews the option holdings of each of the executive officers including vesting and exercise price and the then current value of such unvested options. The Compensation Committee considers equity compensation to be an integral part of a competitive executive compensation package and an important mechanism to align the interests of management with those of the Company's shareholders.

  The Compensation Committee is satisfied that the executive officers of the Company are dedicated to achieving significant improvements in the long-term financial performance of the Company and that the compensation policies and programs implemented and administered have contributed and will continue to contribute towards achieving this goal.

  This report has been submitted by the members of the Stock Option and Compensation Committee:

                                          KENNETH D. ROBERTS
                                          THEODORE G. JOHNSON
                                          DOUGLAS W. SCOTT
                                          RICHARD J. CLEVELAND, M.D.

STOCK PERFORMANCE GRAPH

  The following graph illustrates a five year comparison of cumulative total shareholder return among the Company, the Nasdaq National Market Index and the Company's "Industry Index." The Company selected an index of companies in the electromedical equipment industry as its industry group. Accordingly, the Industry Index reflects the performance of all companies that are included in the electromedical equipment industry with 3845 as their Primary Standard Industrial Classification Code Number. The comparison assumes $100 was invested on July 1, 1990 (the date of the beginning of the Company's fifth preceding fiscal year) in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends, if any.

                          COMPARISON OF TOTAL RETURN

                             [CHART APPEARS HERE]

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
                  OF COMPANY, INDUSTRY INDEX AND BROAD MARKET

----------------------------- FISCAL YEAR ENDING -------------------------------
COMPANY                 1990      1991      1992      1993      1994      1995

CANDELA LASER CP         100     60.75     70.09     22.43     23.36     14.95
INDUSTRY INDEX           100    124.26    149.55    127.49    132.26    213.75
BROAD MARKET             100     94.22    101.52    124.62    136.66    160.27

EMPLOYMENT CONTRACTS

  The Company has a severance agreement with each of Messrs. Puorro, Hsia, Shimizu, Kelley and Olsen. Under the Company's agreements with Messrs. Puorro, Hsia, Shimizu, Kelley and Olsen, each of them is entitled to continue to receive from the Company their respective base annual salary over 12 months in the event that their services for the Company are terminated for any reason except resignation. Under the Company's agreement with Mr. Puorro, he is entitled to receive 18 months of severance in the event that there is a change in control of the Company as defined by the agreement. See "Compensation Committee Report on Executive Compensation."

  Mr. Reeders' employment with the Company was terminated in August 1994. Pursuant to his employment contract with the Company, Mr. Reeders received severance payments through August 1995. See "Executive Compensation."

CERTAIN TRANSACTIONS

  The Company had two non-interest bearing loans to Gerard Puorro, Director, President, and Chief Executive Officer outstanding. As of September 22, 1995, the total outstanding balance of these loans was $30,000. The highest amount outstanding during fiscal 1995 was $73,125. By agreement with the Company, the loans will be forgiven, subject to Mr. Puorro's continued employment with the Company, in annual installments at various dates through June 30, 1997.

                     SECTION 16(A) REPORTING DELINQUENCIES

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Mr. Iain Miller, a former officer of the Company, failed to timely file an Annual Statement of Beneficial Ownership of Securities on Form 5. The form, which was due on August 15, 1995 was filed with the SEC on August 30, 1995. The foregoing information is based solely on the Company's review of the copies of such forms received by it or written representations from certain reporting persons that no Forms 5 were required to be filed.

             PROPOSAL TO APPROVE AMENDMENT TO THE 1989 STOCK PLAN

DESCRIPTION OF THE 1989 STOCK PLAN

  The 1989 Stock Plan (the "1989 Plan") was adopted by the Board of Directors of the Company on February 6, 1989 and received shareholder approval on June 15, 1989. On November 13, 1990, the shareholders of the Company approved an amendment to the 1989 Plan, increasing the number of shares authorized for issuance from 300,000 to 500,000 shares. On November 18, 1992, the shareholders approved an increase of shares authorized for issuance from 500,000 to 750,000. It is currently proposed to increase the number of shares of Common Stock authorized for issuance pursuant to the 1989 Plan from 750,000 shares to 1,000,000 shares. Management of the Company believes that this increase is important to permit the Board of Directors to provide incentives to present and future key employees. Under the 1989 Plan, employees may be awarded incentive stock options ("ISO" or "ISOs"), as defined in Section 422(b) of the Internal Revenue Code, and directors, officers, employees, and consultants of the Company may be granted (i) options which do not qualify as ISOs ("Non-qualified Option" or "Non-qualified Options"); (ii) awards of stock in the Company ("Awards"); and (iii) opportunities to make direct purchases of stock in the Company ("Purchases"). ISOs, Non-qualified Options, Awards, and Purchases are collectively referred to as "Stock Rights." ISOs and Non-qualified Options are sometimes collectively referred to as "Options."

  Administration. The 1989 Plan is administered by the Company's Stock Option and Compensation Committee (the "Committee"). Subject to the terms of the 1989 Plan, the Committee has the authority to determine the persons to whom Stock Rights shall be granted (subject to certain eligibility requirements for grants of ISOs), the number of shares covered by each such grant, in respect to ISOs, Non-qualified Options, and Purchases, the exercise of purchase price per share, the time or times at which Stock Rights shall be granted, and other terms and provisions governing the Stock Rights including the nature of such Stock Right as an ISO, Non-qualified Option, Award, or Purchase, as well as the restrictions, if any, applicable to shares of Common Stock issuable upon exercise of Stock Rights.

  Eligible Employees and Others. Subject to the above-mentioned limitations, ISOs under the 1989 Plan may be granted to any employee of the Company or any Related Company (as defined in the 1989 Plan). As of July 1, 1995, the Company had approximately 120 employees. Officers and directors of the Company must also be employees in order to receive ISOs under the 1989 Plan. The aggregate fair market value (determined on the date of grant of an ISO) of Common Stock for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company and any Related Company) may not exceed $100,000; any portion of an ISO grant that exceeds the $100,000 limit will be treated as a Non-qualified Option. Otherwise, there is no restriction as to the maximum or minimum amount of options an employee may receive. Non-qualified Options, Awards, and purchases may be granted to any director (other than a member of the Committee), officer, employee, or consultant of the Company or any Related Company.

  Shares Subject to the 1989 Plan. The 1989 Plan currently authorizes the grant of Stock Rights to acquire 750,000 shares of Common Stock. As of September 22, 1995, options to purchase an aggregate of 1,023,913 shares of Common Stock had been granted, 366,555 options have been canceled and added back into the shares available for grant, and 92,642 shares of Common Stock remain available for grant under the 1989 Plan. On September 22, 1995, the last sale price of the Company's Common Stock as reported on the NASDAQ National Market was $3.94 per share.

  Outstanding Stock Rights are subject to adjustment as described hereinafter under "Changes in Stock; Acquisitions; Recapitalizations and Reorganization." Pursuant to the terms of the 1989 Plan, shares subject to Stock Rights which for any reason expire or are terminated unexercised as to such shares may again be the subject of a grant under the 1989 Plan.

  Granting of Stock Rights. Stock Rights may be granted under the 1989 Plan at any time prior to December 31, 1998. The Board of Directors may, with the consent of the holder of an ISO, convert an ISO granted under the 1989 Plan to a Non-qualified Option.

  Non-qualified Option Price. The exercise price per share of Non-qualified Options granted under the 1989 Plan cannot be less than the lesser of the Book value per share of Common Stock as of the end of the preceding fiscal year or 50% of the fair market value per share of Common Stock on the date of grant.

  ISO Price. The exercise price per share of ISOs granted under the 1989 Plan cannot be less than the fair market value of the Common Stock on the date of grant, or, in the case of ISOs granted to employees holding more than 10% of the total combined voting power of all classes of stock of the Company or any Related Company, 110% of the fair market value of the Common Stock on the date of grant.

  Option Duration. The 1989 Plan provides that each Option shall expire on the date specified by the Board of Directors, but not more than ten years from its date of grant in the case of ISOs and ten years and one day in the case of Non-qualified Options. However, in the case of any ISO granted to an employee owning more than 10% of the total combined voting power of all classes of stock of the Company or any Related Company, such ISO shall expire on the date specified by the Board of Directors, but not more than five years from its date of grant.

  Exercise of Options and Payment for Stock. Each Option granted under the 1989 Plan shall be exercisable as follows:

    A. The Option shall either be fully exercisable at the time of grant or shall become exercisable in such installments as the Committee may specify.

    B. Once an installment becomes exercisable, it shall remain exercisable until expiration or termination of the option, unless otherwise specified by the Committee.

    C. Each Option may be exercised from time to time, in whole or in part, up to the total number of shares with respect to which it is then exercisable.

    D. The Board of Directors shall have the right to accelerate the date of exercise of any installment of any Option (subject to the $100,000 per year limit on the fair market value of ISOs granted to any employee which may become exercisable in any calendar year).

  Exercise of an Option under the 1989 Plan is effected by a written notice of exercise delivered to the Company at its principal office together with payment for the shares in full in cash or by check or, if authorized by the Committee in its discretion, in part or in full by tendering shares of Common Stock of the Company or a full recourse promissory note. Such written notice shall also identify the Option being exercised and specify the number of shares as to which the Option is being exercised.

  While the use of the stock payment method offers significant advantages to an optionee, it is subject to certain restrictions. Under recent amendments to the Code, the use of the stock payment method will result in unfavorable tax treatment to the optionee where the exchanged shares were acquired under incentive stock options or certain other tax advantaged plans and the applicable period for disqualifying dispositions has not expired. In addition, under accounting principles, a charge against the Company's income may be necessary for Options exercised by the use of the stock payment method.

  Effect of Termination of Employment, Death, or Disability. If an ISO optionee ceases to be employed by the Company or any Related Company other than by reason of death or disability, no further installments of his or her ISOs will become exercisable, and the ISOs shall terminate after the passage of 90 days from the date of termination of employment (but not later than their specified expiration dates), except to the extent that such ISOs shall have been converted into Non-qualified Options. Leave of absence with the written approval of the Board of Directors shall not constitute an interruption of employment provided that such approval contractually requires the Company to continue the employment of the employee after the leave of absence. Employment shall also be considered as continuing uninterrupted during any other bona fide leave of absence (including illness, military obligations or governmental service) provided such leave does not exceed 90 days or, if longer, any period during which the employees' right to reemployment is guaranteed by statute. Nothing in the 1989 Plan shall be deemed to give any grantee of Stock Rights the right to be retained in employment by the Company or a Related Company for any period of time. Stock Rights granted under the 1989 Plan shall not be affected by any change of employment among the Company and a Related Company so long as the optionee continues to be an employee of the Company or a Related Company.

  If an optionee dies, any ISO held by the optionee may be exercised, to the extent exercisable on the date of death, by the optionee's estate, personal representative or beneficiary who acquires the ISO by will or by the laws of descent and distribution, at any time within 365 days from the date of the optionee's death (but not later than the specified expiration date of the ISO). If an ISO optionee ceases to be employed by the Company by reason of his or her disability (as defined in Section 22(e)(3) of the Code), the optionee may exercise any ISO held by him or her on the date of termination of employment, to the extent exercisable on that date or at any time within 365 days from the date of termination of employment (but not later than the specified expiration date of the ISO).

  Non-qualified Options are subject to such termination and cancellation provisions as may be determined by the Committee.

  Non-Assignability of Options. Only the optionee may exercise an Option; no assignment or transfers are permitted, except that an Option may be transferred by will or by the laws of descent and distribution.

  Changes in Stock; Acquisition; Recapitalizations and Reorganizations. In the event shares of Common Stock of the Company are subdivided or combined into a greater or smaller number of shares or if the Company issues any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options will be appropriately increased or decreased proportionately, and appropriate adjustments will be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

  If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Committee or the board of directors of any entity assuming the obligations of the Company under the 1989 Plan (the "Successor Board"), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition; or (ii) upon written notice to the optionees, provide that all Options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options (to the extent then exercisable) over the exercise price thereof.

  In the event of a recapitalization or reorganization of the Company (other than a transaction described in preceding paragraph) pursuant to which securities of the Company or of another Company are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the securities he would have received if he had exercised his Option prior to such recapitalization or reorganization.

  Upon the happening of any of the events described in the preceding three paragraphs, the class and aggregate number of shares reserved for issuance upon the exercise of Options under the 1989 Plan shall also be appropriately adjusted to reflect the events described above. Notwithstanding the foregoing, in respect to ISOs, the adjustments described above shall be made only after the Board of Directors, in consultation with legal counsel, determines whether such adjustments would constitute a modification of such ISOs or would cause adverse tax consequences to the holders of ISOs.

  Amendment, Suspension, and Termination of the Plan. The Board of Directors may terminate or amend the 1989 Plan in any respect at any time, except that, without the prior approval of the holders of a majority of the outstanding shares of Common Stock (a) the total number of shares that may be issued under the 1989 Plan may not be increased except as previously described under "Changes in Stock; Acquisitions; Recapitalization and Reorganization;" (b) the provisions regarding eligible employees may not be modified; (c) the provisions regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment referred to above); and (d) the expiration date of the 1989 Plan may not be extended. No action of the Board of Directors or shareholders, however, may, without the consent of an optionee, alter or impair his rights under any Option previously granted to him.

  Miscellaneous. The proceeds received by the Company from the sale of shares pursuant to the 1989 Plan shall be used for general corporate purposes. The Company's obligation to deliver shares is subject to the approval of any governmental authority required in connection with the sale or issuance of such shares. The exercise of Non-qualified Options, Awards, or Purchases for less than fair market value may require the holder to recognize ordinary income and pay additional withholding taxes in respect of such income, and the Board of Directors may condition the grant or exercise of an Option, Award, or Purchase on the payment to the Company of such taxes. An employee is required to notify the Company in the event that he disposes of stock acquired on the exercise of an ISO prior to the later of two years from the date of grant or one year from the date of exercise of the ISO. Unless terminated earlier by the Board of Directors, the 1989 Plan will expire on December 31, 1998.

FEDERAL INCOME TAX CONSEQUENCES

  A. Incentive Stock Options. The following general rules are applicable to holders of ISOs and to the Company for Federal income tax purposes under existing law:

    1. In general, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to him or her upon the exercise of the ISO, and no tax deduction is allowed to the Company upon either grant or exercise of an ISO.

    2. If shares acquired upon exercise of an ISO are not disposed of within
  (i) two years following the date the option was granted; or (ii) one year following the date the shares are transferred to the optionee pursuant to the ISO exercise, the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as capital gain or loss to the optionee.

    3. If shares acquired upon exercise of an ISO are disposed of before the expiration of one or both of the requisite holding periods described above (a "Disqualifying Disposition"), then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price; or (ii) the actual gain on disposition will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disposition.

    4. In any year that an optionee recognizes compensation income on a Disqualifying Disposition of stock acquired by exercising an ISO, the Company generally will be entitled to a corresponding deduction for income tax purposes.

    5. Any excess of the amount realized by the optionee as the result of a Disqualifying Disposition over the sum of (i) the exercise price; and (ii) the amount of ordinary income recognized under the above rules, will be treated as capital gain.

    6. Capital gain or loss recognized on a disposition of shares will be long-term capital gain or loss if the optionee's holding period for the shares exceeds one year.

    7. An optionee may be entitled to exercise an ISO by delivering shares of the Company's Common Stock ("Old Stock") to the Company in exchange for the Common Stock received upon exercise of the ISO ("Option Stock"), if the optionee's ISO agreement so provides. If an optionee exchanges Old Stock for Option Stock, capital gain or loss with respect to the Old Stock generally will not be recognized at the time of the exchange. The tax consequences of disposing of the Option Stock acquired pursuant to such an exercise, however, will generally differ from those described above. The non-recognition rule described in this paragraph does not apply when the Old Stock is "statutory option stock" (as defined in the Code) that has been held for a period less than the applicable holding periods under the Code. If statutory option stock is used, the Option Stock will generally receive the same treatment as if the optionee had exercised the ISO by paying cash. The optionee, however, may recognize compensation income, capital gain or loss, or both in connection with the premature disposition of the statutory option stock. Statutory option stock includes stock acquired under an "employee stock purchase plan," as defined in the Code or pursuant to the exercise of an ISO.

    8. In addition to the tax consequences described above, the exercise of ISOs may result in a further "minimum tax" under the Code. The Code provides that an "alternative minimum tax" generally at a rate of 26%, will be applied against a taxable base which is equal to "alternative minimum taxable income," reduced by a statutory exemption. If the taxable base exceeds $175,000, however, the rate of alternative minimum tax is 28% on the excess. In general, the amount by which the value of the Common Stock received upon exercise of the ISO exceeds the exercise price is included in the optionee's alternative minimum taxable income. A taxpayer is required to pay the higher of his regular tax liability or the alternative minimum tax. A taxpayer who pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his or her regular tax liability in later years.

  B. Non-qualified Options. The following general rules are applicable to holders of Non-qualified Options and to the Company for Federal income tax purposes under existing law:

    1. The optionee generally does not realize any taxable income upon the grant of an option, and the Company is not allowed a business expense deduction by reason of such grant.

    2. The optionee generally will recognize ordinary compensation income at the time of exercise of the option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. In accordance with the regulations under the Code and applicable state law, the Company will require employees to pay to the Company an amount sufficient to satisfy withholding taxes in respect of such compensation income at the time of the exercise of the option. If the Company withholds stock to satisfy this withholding tax obligation, instead of cash, the optionee, nonetheless, will be required to include in income the compensation income attributable to the stock withheld.

    3. When the optionee sells the shares, he or she generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the shares (generally, the exercise price plus the amount taxable at the exercise date to the optionee as compensation income). If the optionee's holding period for the shares exceeds one year, such gain or loss will be a long-term capital gain or loss.

    4. The Company will generally be entitled to a tax deduction in the year in which compensation income is recognized by the optionee.

    5. An optionee may be entitled to exercise a Non-qualified Option by delivering shares of the Old Stock to the Company in exchange for the Option Stock. If an optionee exchanges Old Stock for Option Stock, gain or loss on the Old Stock generally will not be recognized at the time of the exchange. Instead, the Old Stock will be deemed exchanged for a like number shares of Option Stock, and the basis of such shares of Option Stock will be the same as the basis of the shares of Old Stock delivered, plus any compensation income recognized with respect to the Old Stock at the time of exchange. The balance of the shares of Option Stock received will be treated as ordinary compensation income, and the fair market value of these shares constitutes both the taxable amount and the basis for the shares.

  C. Special Rules for Restricted Stock. Officers, directors, and 10% shareholders of the Company may in some instances acquire Common Stock subject to special rules under Section 83 of the Code because of certain securities laws restrictions on resale ("Restricted Stock"). If an optionee acquires Restricted Stock, the amount included in compensation income (in the case of a Non-qualified Option, or of an ISO if a Disqualifying Disposition of such stock is made) or in alternative minimum taxable income (in the case of an
ISO) generally will be determined as of some later date, not more than six months after exercise, and will equal the difference between the amount paid for the Restricted Stock and its fair market value at that time, unless the optionee files a timely election under Section 83(b) of the Code electing to determine the amount of income at the time of exercise.

  D. Awards and Purchases. Persons receiving Common Stock pursuant to an Award or Purchase generally will recognize ordinary compensation income equal to the fair market value of the shares received, in the case of an Award, or the excess of the fair market value of the shares over the purchase price, in the case of a Purchase. The Company will generally be entitled to a corresponding deduction. When Common Stock acquired pursuant to an Award or Purchase is sold, the seller generally will recognize capital gain or loss equal to the difference between the amount realized upon the sale of shares and his or her basis in the shares (generally, the fair market value of the shares when acquired) which will be short- or long-term capital gain or loss depending upon the seller's holding period. Special rules apply if the purchase price (in the case of a Purchase) is paid by delivering shares of Common Stock, or if the stock acquired pursuant to an Award or Purchase is Restricted Stock (as described above).

  E. Capital Gains and Losses. Although capital gain is generally subject to Federal income tax at the same rates as ordinary income, the maximum rate of tax on "net capital gain" (i.e., the excess of net long-term capital gain over net short-term capital loss) is 28% whereas the maximum rate of tax on ordinary income and net short-term capital gain is currently 39.6%. In addition, capital losses may be used to offset an equal amount of capital gains, whereas at most $3,000 of net capital loss may be deducted against ordinary income each year.

  F. ERISA. The 1989 Plan is not an employee benefit plan which is subject to the provisions of the Employee Retirement Income Security Act of 1974, and the provisions of Section 401(a) of the Code are not applicable to the 1989 Plan.

STOCK OPTION GRANTS UNDER THE PLAN

  The following table sets forth all options granted pursuant to the Plan during the period commencing with its adoption in February 5, 1989 until July 1, 1995 to (i) each of the Named Executive Officers, (ii) all of the executive officers of the Company as a group, (iii) all current directors of the Company who are not executive officers, as a group, (iv) each nominee for election as a director, (v) each associate of such directors, executive officers or nominees, (vi) each person who received or is entitled to receive five percent of such options, and (vii) all employees, including all current officers who are not executive officers, as a group. Option grants are reflected for the period ending on July 1, 1995 because the number and value of options to be granted under the Plan in the future are not determinable.

                                                         NUMBER OF SECURITIES
                   NAME AND POSITION                  UNDERLYING OPTIONS GRANTED
                   -----------------                  --------------------------
   Gerard E. Puorro.................................           195,000(1)
    Chief Executive Officer,
    President & Director
   James C. Hsia, Ph.D..............................            55,592
    Senior Vice President, Research
   Kenji Shimizu....................................            54,240
    Executive Vice President
   William B. Kelly.................................            61,028
    Vice President, North American
    Sales and Service
   Richard J. Olsen.................................            40,430
    Senior Vice President
   All Executive Officers as a Group................           483,562
   All current directors who are not executive offi-
    cers, as a group................................                --(1)
   All employees, including all current officers who
    are not executive officers, as a group..........           173,796

--------
(1) Mr. Puorro is a nominee for election as a director. All other directors are also nominees, but are not entitled to participate in the 1989 Stock Plan.

  Approval of the amendment to the 1989 Plan increasing the number of shares of Common Stock authorized for issuance thereunder to 1,000,000 will require the affirmative vote of a majority of the outstanding shares of Common Stock of the Company represented in person or by proxy at the Annual Meeting. The Board of Directors recommends a vote FOR the approval of the amendment to the 1989 Plan.

THE PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION AND INCREASE AUTHORIZED
                            SHARES OF COMMON STOCK

  The Board of Directors recommends to the shareholders that the Company amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock, par value $.01 per share, from 15,000,000 to 30,000,000 shares. The Board of Directors believes that the authorized number of shares of Common Stock should be increased to provide sufficient shares for such corporate purposes as may be determined by the Board of Directors to be necessary or desirable. These purposes may include, without limitation: acquiring other businesses in exchange for shares of the Company's Common Stock; entering into collaborative research and development arrangements with other companies in which Common Stock or the right to acquire Common Stock are part of the consideration; facilitating broader ownership of the Company's Common Stock by effecting a stock split or issuing the stock dividend; raising capital through the sale of Common Stock; and attracting or retaining valuable employees by the issuance of additional stock options. The Company at present has no commitments, agreements, or undertakings to issue any such additional shares. The Board of Directors considers the authorization of additional shares of Common Stock advisable to ensure prompt availability of shares for issuance should the occasion arise.

  The issuance of additional shares of Common Stock could have the effect of diluting earnings per share and book value per share, which could adversely effect the Company's existing shareholders. In addition, the Company's new authorized shares of Common Stock could be used to make a change in control of the Company more difficult or costly. Issuing additional shares of Common Stock could have the effect of diluting stock ownership of the person seeking to obtain control of the Company. The Company is not aware, however, of any pending or threatened efforts to obtain control of the Company, and the Board of Directors has no current intention to use the additional shares of Common Stock in order to impede a takeover attempt.

  Approval of the amendment of the Certificate of Incorporation to increase the number of authorized shares of Common Stock will require the affirmative vote of a majority of the outstanding shares of Common Stock of the Company represented in person or by proxy at the Annual Meeting. The Board of Directors recommends a vote FOR the approval of the amendment to the Company's Certificate of Incorporation.

 THE PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF
                      THE COMPANY TO CANDELA CORPORATION

  The Board of Directors proposes and recommends to the shareholders that they approve an amendment to the Company's Certificate of Incorporation to change the name of the Company by amending the Certificate of Incorporation to read "the name of the Company is Candela Corporation."

  The Company's name, Candela Laser Corporation, was an appropriate choice at the time of its incorporation, since the Company's business focused almost exclusively on the development and production of advanced laser technology and equipment. Since the time of its incorporation, however, the Company has diversified its operations and anticipates that it may continue to diversify its operations. Accordingly, the Board of Directors believes that changing the Company's name to "Candela Corporation" will allow the Company greater flexibility in its ventures while retaining its recognition in the medical laser industry.

  Approval of the amendment of the Certificate of Incorporation to change the name of the Company to Candela Corporation will require the affirmative vote of a majority of the outstanding shares of the Common Stock of the Company represented in person or by proxy at the Annual Meeting. The Board of Directors records a vote FOR the approval of the amendment to the Company's Certificate of Incorporation to change the name of the Company.

                     RATIFICATION OF SELECTION OF AUDITORS

  The Board of Directors has selected the firm of Coopers & Lybrand L.L.P., independent certified public accountants, to serve as auditors for the fiscal year ending June 29, 1996. Coopers & Lybrand L.L.P. has acted as the Company's independent auditors since March 1989. It is expected that a member of Coopers & Lybrand L.L.P. will be present at the Annual Meeting of Shareholders with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

  The Board of Directors recommends a vote FOR ratification of its selection of Coopers & Lybrand L.L.P. as independent auditors for the fiscal year ending June 29, 1996.

                             SHAREHOLDER PROPOSALS

  The Company intends to hold its 1996 Annual Meeting of Shareholders in the second quarter of 1996. Proposals of shareholders intended for inclusion in the Proxy Statement to be mailed to all shareholders entitled to vote at the next Annual Meeting of Shareholders of the Company in 1996 must be received at the Company's principal executive offices not later than June 7, 1996. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail Return Receipt Requested to Candela Laser Corporation; 530 Boston Post Road; Wayland, Massachusetts 01778.

                           EXPENSES AND SOLICITATION

  The cost of solicitation of proxies will be borne by the Company, and in addition to directly soliciting shareholders by mail, the Company may request banks and brokers to solicit their customers who have stock of the Company registered in the name of a nominee and, if so, will reimburse such banks and brokers for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may also be made of some shareholders in person or by mail or telephone, following the original solicitation. The Company may, if appropriate, retain an independent proxy solicitation firm to assist the Company in soliciting proxies. If the Company does retain a proxy solicitation firm, the Company would pay such firm customary fees and expenses.

                           CANDELA LASER CORPORATION

                          1989 STOCK PLAN, AS AMENDED
                          ---------------------------



          1.  Purpose.  This 1989 Stock Plan (the "Plan") is intended to provide
              -------
incentives: (a) to the officers and other employees of Candela Laser Corporation (the "Corporation"), its parent (if any) and any present or future subsidiaries of the Corporation (collectively, "Related Corporations") by providing them with opportunities to purchase stock in the Corporation pursuant to options granted hereunder which qualify as "incentive stock options" under Section 422A(b) of the Internal Revenue Code of 1986 (the "Code") ("ISO" or "ISOs"); (b) to directors, officers, employees and consultants of the Corporation and Related Corporations by providing them with opportunities to purchase stock in the Corporation pursuant to options granted hereunder which do not qualify as ISOs ("NonQualified Option" or "Non-Qualified Options"); (c) to directors, officers, employees and consultants of the Corporation and Related Corporations by providing them with awards of stock in the Corporation ("Awards"); and (d) to directors, officers, employees and consultants of the Corporation and Related Corporations by providing them with opportunities to make direct purchases of stock in the Corporation ("Purchases"). Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options". Options, Awards and authorizations to make Purchases are referred to hereafter collectively as "Stock Rights". As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation", respectively, as those terms are defined in Section 425 of the Code.

          2.  Administration of the Plan.
              ---------------------------

              A.   Board or Committee Administration.  The Plan shall be
                   ---------------------------------
administered by the Board of Directors of the Corporation (the "Board") or by a Committee appointed by the Board (the "Committee"); provided that, to the extent required by Rule 16b-3, or any successor provision ("Rule 16b-3"), of the Securities Exchange Act of 1934, with respect to specific grants of Stock Rights, the Plan shall be administered by a disinterested administrator or administrators within the meaning of Rule 16b-3. Hereinafter, all references in this Plan to the "Committee" shall mean the Board if no Committee has been appointed. Subject to ratification of the grant or authorization of each Stock Right by the Board (if so required by applicable state law), and subject to the terms of the Plan, the Committee shall have the authority to (i) determine the employees of the Corporation and Related Corporations (from among the class of employees eligible under paragraph 3 to receive ISOs) to whom ISOs may be granted, and to determine (from among the class of individuals and entities eligible under paragraph 3 to receive Non-Qualified Options and Awards and to make Purchases) to whom Non-Qualified Options, Awards and authorizations to make Purchases may be granted; (ii) determine the time or times at which Options or Awards may be granted or

Purchases made; (iii) determine the option price of shares subject to each Option, which price shall not be less than the minimum price specified in paragraph 6, and the purchase price of shares subject to each Purchase; (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option;
(v) determine (subject to paragraph 7) the time or times when each Option shall become exercisable and the duration of the exercise period; (vi) determine whether restrictions such as repurchase options are to be imposed on shares subject to Options, Awards and Purchases and the nature of such restrictions, if any, and (vii) interpret the Plan and prescribe and rescind rules and regulations relating to it. If the Committee determines to issue a Non-Qualified Option, it shall take whatever actions it deems necessary, under Section 422A of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of the Plan or of any Stock Right granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Right granted under it.

          B.   Committee Actions.  The Committee may select one of its members
               -----------------
as its chairman, and shall hold meetings at such time and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by all of the members of the Committee (if consistent with applicable state law), shall be the valid acts of the Committee. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

          C.   Grant of Stock Rights to Board Members.  Stock Rights may be
               --------------------------------------
granted to members of the Board consistent with the provisions of the first sentence of Paragraph 2(A) above, if applicable. All grants of Stock Rights to members of the Board shall in all other respects be made in accordance with the provisions of this Plan applicable to other eligible persons. Members of the Board who are either (i) eligible for Stock Rights pursuant to the Plan or (ii) have been granted Stock Rights may vote on any matters affecting the administration of the Plan or the grant of any Stock Rights pursuant to the Plan, except that no such member shall act upon the granting to himself of Stock Rights, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting to him of Stock Rights.

     3.   Eligible Employees and Others.  ISOs may be granted to any employee of
          -----------------------------
the Corporation or any Related Corporation. Those officers and directors of the Corporation who are not employees may not be granted ISOs under the Plan. Non-Qualified Options, Awards and authorizations to make Purchases may be granted to any employee, officer or director (whether or not also an employee) or consultant of the

Corporation or any Related Corporation. The Committee may take into consideration a recipient's individual circumstances in determining whether to grant an ISO, a NonQualified Option, an Award or an authorization to make a Purchase. Granting of any Stock Right to any individual or entity shall neither entitle that individual or entity to, nor disqualify him from, participation in any other grant of Stock Rights.

     4.   Stock.  The stock subject to Options, Awards and Purchases shall be
          -----
authorized but unissued shares of Common Stock of the Corporation, par value $.01 per share (the "Common Stock"), or shares of Common Stock reacquired by the Corporation in any manner. The aggregate number of shares which may be issued pursuant to the Plan is 1,000,000 subject to adjustment as provided in paragraph
13. Any such shares may be issued as ISOs, Non-Qualified Options or Awards, or to persons or entities making Purchases, so long as the number of shares so issued does not exceed such number, as adjusted. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, or if the Corporation shall reacquire any unvested shares issued pursuant to Awards or Purchases, the unpurchased shares subject to such Options and any unvested shares so reacquired by the Corporation shall again be available for grants of Stock Rights under the Plan.

     5.   Granting of Stock Rights.  Stock Rights may be granted under the Plan
          ------------------------
at any time after February 5, 1989 and prior to December 31, 1998. The date of grant of a Stock Right under the Plan will be the date specified by the Committee at the time it grants the Stock Right; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant. The Committee shall have the right, with the consent of the optionee, to convert an ISO granted under the Plan to a Non-Qualified Option pursuant to paragraph 16.

     6.   Minimum Option Price; ISO Limitations.
          -------------------------------------

          A.   Price for Non-Qualified Options.  The exercise price per share
               -------------------------------
specified in the agreement relating to each Non-Qualified Option granted under the Plan shall in no event be less than the lesser of (i) the book value per share of Common Stock as of the end of the fiscal year of the Corporation immediately preceding the date of such grant, or (ii) fifty percent (50%) of the fair market value per share of Common Stock on the date of such grant.

          B.   Price for ISOs.  The exercise price per share specified in the
               --------------
agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant.

          C.   $100,000 Annual Limitation on ISOs.  Each eligible employee may
               ----------------------------------
be granted ISOs only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Corporation and any Related Corporation, such ISOs do not become exercisable for the first time by such employee during any calendar year in a manner which would entitle the employee to purchase more than $100,000 in fair market value (determined at the time the ISOs were granted) of Common Stock in that year. Any options granted to an employee in excess of such amount will be granted as Non-Qualified Options.

          D.   Determination of Fair Market Value.  If, at the time an Option is
               ----------------------------------
granted under the Plan, the Corporation's Common Stock is publicly traded, "fair market value" shall be determined as of the date such Option is granted (if the prices or quotes discussed in this sentence are available) or as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market List, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ National Market List. However, if the Common Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall be deemed to be the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

     7.   Option Duration.  Subject to earlier termination as provided in
          ---------------
paragraphs 9 and 10, each Option shall expire on the date specified by the Committee, but not more than (i) ten years and one day from the date of grant in the case of Non-Qualified Options, (ii) ten years from the date of grant in the case of ISOs generally, and (iii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or any Related Corporation. Subject to earlier termination as provided in paragraphs 9 and 10, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to paragraph 16.

     8.   Exercise of Option.  Subject to the provisions of
          ------------------
paragraphs 9 through 12, each Option granted under the Plan shall be exercisable as follows:

          A.   Vesting.  The Option shall either be fully exercisable on the
               -------
date of grant or shall become exercisable thereafter in such installments as the Committee may specify.

          B.   Full Vesting of Installments.  Once an installment becomes
               ----------------------------
exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

          C.   Partial Exercise.  Each Option or installment may be exercised at
               ----------------
any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

          D.   Acceleration of Vesting.  The Committee shall have the right to
               -----------------------
accelerate the date of exercise of any installment of any Option; provided that the Committee shall not, without the consent of an optionee, accelerate the exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to paragraph
16) if such acceleration would violate the annual vesting limitation contained in Section 422A(d) of the Code, as described in paragraph 6(C).

     9.   Termination of Employment.  If an ISO optionee ceases to be employed
          -------------------------
by the Corporation and all Related Corporations other than by reason of death or disability as defined in paragraph 10, no further installments of his ISOs shall become exercisable, and his ISOs shall terminate after the passage of ninety
(90) days from the date of termination of his employment, but in no event later than on their specified expiration dates, except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to paragraph 16. Employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such optionee's right to reemployment is guaranteed by statute. A bona fide leave of absence with the written approval of the Committee shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates the Corporation or any Related Corporation to continue the employment of the optionee after the approved period of absence. ISOs granted under the Plan shall not be affected by any change of employment within or among the Corporation and Related Corporations, so long as the optionee continues to be an employee of the Corporation or any Related Corporation. Nothing in the Plan shall be deemed to give any grantee of any Stock Right the right to be retained in employment or other service by the Corporation or any Related Corporation for any period of time.

     10.  Death; Disability.
          -----------------

          A.   Death.  If an ISO optionee ceases to be employed by the
               -----
Corporation and all Related Corporations by reason of his death, any ISO of his may be exercised, to the extent of the number of shares with respect to which he could have exercised it on the date of his death, by his estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, at any time prior to the earlier of the specified expiration date of the ISO or 365 days from the date of the optionee's death.

          B.   Disability.  If an ISO optionee ceases to be employed by the
               ----------
Corporation and all Related Corporations by reason of his disability, he shall have the right to exercise any ISO held by him on the date of termination of employment, to the extent of the number of shares with respect to which he could have exercised it on that date, at any time prior to the earlier of the specified expiration date of the ISO or 365 days from the date of the termination of the optionee's employment. For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in
Section 22(e)(3) of the Code or successor statute.

     11.  Assignability.  No Option shall be assignable or transferable by the
          -------------
optionee except by will or by the laws of descent and distribution, and during the lifetime of the optionee each Option shall be exercisable only by him.

     12.  Terms and Conditions of Options.  Options shall be evidenced by
          -------------------------------
instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in paragraphs 6 through 11 hereof and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Options. In granting any Non-Qualified Option, the Committee may specify that such Non-Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Committee may determine. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Corporation to execute and deliver such instruments. The proper officers of the Corporation are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

     13.  Adjustments.  Upon the occurrence of any of the following events, an
          -----------
optionee's rights with respect to Options granted to him hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the optionee and the Corporation relating to such
Option:

          A.   Stock Dividends and Stock Splits.  If the shares of Common Stock
               --------------------------------
shall be subdivided or combined into a greater or smaller number of shares or if the Corporation shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

          B.   Consolidations or Mergers.  If the Corporation is to be
               -------------------------
consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Corporation's assets or otherwise (an "Acquisition"), the Committee or the board of directors of any entity assuming the obligations of the Corporation hereunder (the "Successor Board"), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition; or (ii) upon written notice to the optionees, provide that all Options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options (to the extent then exercisable) over the exercise price thereof.

          C.   Recapitalization or Reorganization.  In the event of a
               ----------------------------------
recapitalization or reorganization of the Corporation (other than a transaction described in subparagraph B above) pursuant to which securities of the Corporation or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the securities he would have received if he had exercised his Option prior to such recapitalization or reorganization.

          D.   Modification of ISOs.  Notwithstanding the foregoing, any
               --------------------
adjustments made pursuant to subparagraphs A, B or C with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Corporation, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 425 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments.

          E.   Dissolution or Liquidation.  In the event of the proposed
               --------------------------
dissolution or liquidation of the Corporation, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

          F.   Issuances of Securities.  Except as expressly provided herein, no
               -----------------------
issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Corporation.

          G.   Fractional Shares.  No fractional shares shall be issued under
               -----------------
the Plan and the optionee shall receive from the Corporation cash in lieu of such fractional shares.

          H.   Adjustments.  Upon the happening of any of the events described
               -----------
in subparagraphs A, B or C above, the class and aggregate number of shares set forth in paragraph 4 hereof that are subject to Stock Rights which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee or the Successor Board shall determine the specific adjustments to be made under this paragraph 13 and, subject to paragraph 2, its determination shall be conclusive.

     If any person or entity owning restricted Common Stock obtained by exercise of a Stock Right made hereunder receives shares or securities or cash in connection with a corporate transaction described in subparagraphs A, B or C above as a result of owning such restricted Common Stock, such shares or securities or cash shall be subject to all of the conditions and restrictions applicable to the restricted Common Stock with respect to which such shares or securities or cash were issued, unless otherwise determined by the Committee or the Successor Board.

     14.  Means of Exercising Stock Rights.  A Stock Right (or any part or
          --------------------------------
installment thereof) shall be exercised by giving written notice to the Corporation at its principal office address. Such notice shall identify the Stock Right being exercised and specify the number of shares as to which such Stock Right is being exercised, accompanied by full payment of the purchase price therefor either (a) in United States dollars in cash or by check, or (b) at the discretion of the Committee, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Stock Right, or (c) at the discretion of the Committee, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, or (d) at the discretion of the Committee, by any combination of (a), (b) and (c) above. If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (b), (c), or (d) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of a Stock Right shall not have the rights of a stockholder with respect to the shares covered by his Stock Right until the date of issuance of a stock certificate to him for such shares. Except as expressly provided above in paragraph 13 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

     15.  Term and Amendment of Plan.  This Plan was adopted by the Board on
          --------------------------
February 6, 1989, subject (with respect to the validation of ISOs granted under the Plan) to approval of the Plan by the stockholders of the Corporation at the next Meeting of

Stockholders or, in lieu thereof, by written consent. If the approval of stockholders is not obtained prior to February 6, 1990, any grants of ISOs under the Plan made prior to that date will be rescinded. The Plan shall expire at the end of the day on December 31, 1998 (except as to Options outstanding on that date). Subject to the provisions of paragraph 5 above, Stock Rights may be granted under the Plan prior to the date of stockholder approval of the Plan. The Board may terminate or amend the Plan in any respect at any time, except that, without the approval of the stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions:
(a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to paragraph 13); (b) the provisions of paragraph 3 regarding eligibility for grants of ISOs may not be modified; (c) the provisions of paragraph 6(B) regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment pursuant to paragraph 13); and (d) the expiration date of the Plan may not be extended. Except as otherwise provided in this paragraph 15, in no event may action of the Board or stockholders alter or impair the rights of a grantee, without his consent, under any Stock Right previously granted to him.

     16.  Conversion of ISOs into Non-Qualified Options; Termination of ISOs.
          ------------------------------------------------------------------
The Committee, at the written request of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Corporation or a Related Corporation at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such ISOs. At the time of such conversion, the Committee (with the consent of the optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Committee takes appropriate action. The Committee, with the consent of the optionee, may also terminate any portion of any ISO that has not been exercised at the time of such termination.

     17.  Application Of Funds.  The proceeds received by the Corporation from
          --------------------
the sale of shares pursuant to Options granted and Purchases authorized under the Plan shall be used for general corporate purposes.

     18.  Governmental Regulation.  The Corporation's obligation to sell and
          -----------------------
deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

     19.  Withholding of Additional Income Taxes.  Upon the exercise of a Non-
          --------------------------------------
Qualified Option, the grant of an Award, the making of a Purchase of Common Stock for less than its fair market value, the making of a Disqualifying Disposition (as defined in paragraph 20) or the vesting of restricted Common Stock acquired on the exercise of a Stock Right hereunder, the Corporation, in accordance with
Section 3402(a) of the Code, may require the optionee, Award recipient or purchaser to pay additional withholding taxes in respect of the amount that is considered compensation includible in such person's gross income. The Committee in its discretion may condition (i) the exercise of an Option, (ii) the grant of an Award, (iii) the making of a Purchase of Common Stock for less than its fair market value, or (iv) the vesting of restricted Common Stock acquired by exercising a Stock Right, on the grantee's payment of such additional withholding taxes.

     20.  Notice to Corporation of Disqualifying Disposition.  Each employee who
          --------------------------------------------------
receives an ISO must agree to notify the Corporation in writing immediately after the employee makes a Disqualifying Disposition of any Common Stock acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is any disposition (including any sale) of such Common Stock before the later of (a) two years after the date the employee was granted the ISO, or (b) one year after the date the employee acquired Common Stock by exercising the ISO. If the employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

     21.  Governing Law; Construction.  The validity and construction of the
          ---------------------------
Plan and the instruments evidencing Stock Rights shall be governed by the laws of the State of Delaware, or the laws of any jurisdiction in which the Corporation or its successors in interest may be organized. In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.

                           CANDELA LASER CORPORATION

               Proxy for the Annual Meeting of the Shareholders
                               November 16, 1995

             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                           CANDELA LASER CORPORATION

     The undersigned hereby appoints Gerard E. Puorro and Diane M. Marcou, and each of them alone, proxies, with full power of substitution, to vote all shares of stock of the Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Candela Laser Corporation to be held on Thursday, November 16, 1995, at 10:00 a.m., local time, at the Bank of Boston Auditorium, 100 Federal Street, Boston, Massachusetts 02110, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement dated October 13, 1995, a copy of which has been received by the undersigned.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE PROPOSALS IN ITEMS 2, 3, 4 AND 5, AND AUTHORITY WILL BE DEEMED GRANTED UNDER
ITEM 6.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE

[X] Please mark votes as in this example.

1.    To elect a Board of Directors for the ensuing year.
Nominees: Gerard E. Puorro, Theodore G. Johnson, Kenneth D. Roberts, Douglas W. Scott, Richard J. Cleveland, M.D. and Roberts E. Dornbush

      [_] FOR ALL NOMINEES         [_] WITHHELD FROM ALL NOMINEES

      [_] __________________________________
      FOR all nominees except as noted above

      [_] MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW


                                         FOR    AGAINST    ABSTAIN

2. To approve a proposal to increase the number of shares available for grant under the Company's 1989 Employee Stock Plan from 750,000 to 1,000,000.

3. To approve a proposal to amend the Company's Certificate of Incorporation to increase the authorized shares of common stock, $.01 par value per share, from 15,000,000 shares to 30,000,000 shares.

4. To approve a proposal to amend the Company's Certificate of Incorporation to change the name of the Company from Candela Laser Corporation to Candela Corporation.

5. To ratify the selection of the firm of Coopers & Lybrand L.L.P. as independent auditors of the Company for the fiscal year ending June 29, 1996.

6. To transact such other business as may properly come before the meeting and any adjournments thereof.

(If signing as attorney, executor, trustee or guardian, please give your full title as such. If stock is held jointly, each owner should sign.)


Signature: ____________________________________   Date: ______________

Signature: ____________________________________   Date: ______________